EXHIBIT 99.1

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company

Announces Executive Retirement

Natchez, MS (March 9, 2004) — Callon Petroleum Company (NYSE: CPE/CPE.PrA) announced today that Dennis W. Christian, Senior Vice President and Chief Operating Officer, is retiring as an officer and director of the company. Mr. Christian has been with the company for 23 years. Fred L. Callon, President and Chief Executive Officer, expressed his appreciation to Mr. Christian for his many years of dedicated and loyal service.

Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

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